EXHIBIT 4
                       SPECIMEN CAPITAL STOCK CERTIFICATE


Certificate No.            Date                         Shares       Account No.


                           COMPOSITE GROUP OF FUNDS

THIS IS TO CERTIFY THAT
                                                             See Reverse for
                                                             Certain Definitions




is the registered holder of

fully paid and non-assessable shares, of the par value of       each of the
CAPITAL STOCK of the

incorporated under the laws of the state of Washington, transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Fund.
     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Affixed:                   At Spokane, Washington

                           -----------------------    --------------------------
                           Signature                  Signature

                           -----------------------    --------------------------
                           Title                      Title

                            Composite Group of Funds
                              AUTHORIZED SIGNATURES